                                                                    Exhibit 99.1

BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271-0240

                                               =================================
                                                          News Release
                                               =================================


                                                For further information contact:
                                                     Jay S. Gould (614) 248-0189
[LOGO]                                         Jacqueline R. Spak (614) 248-1280
                                                     John Russell (614) 248-5989

FOR RELEASE: October 21, 1997

              RECORD CREDIT CARD GROWTH AND DECLINING CHARGE-OFFS
            RESULT IN RECORD THIRD QUARTER AND NINE MONTH OPERATING
                              EARNINGS AT BANC ONE

                              ---------------------

BANC ONE CORPORATION, Columbus, Ohio (NYSE:ONE) reported earnings for the 1997 third quarter and nine months of $433.2 million ($0.73 per common share) and $830.9 million ($1.40 per common share), respectively. This compares with $412.8 million ($0.69 per common share) and $1.231 billion ($2.04 per common share) in the same year-ago periods.

Adjusting for the impact of the 1997 first quarter announced accounting adjustment by First USA related to the recognition of securitization gains, third quarter operating earnings would have been a record $480.2 million, up 16 percent, or $0.81 per common share, up 17 percent, from the year-ago quarter. On the same basis, and excluding the 1997 second quarter charges related to the acquisition of First USA and other strategic initiatives, nine month operating earnings would have been a record $1.3 billion, up 6 percent, or $2.21 per common share, up 8 percent, from the same prior-year period.

John B. McCoy, Chairman and Chief Executive Officer of BANC ONE CORPORATION, said, "This was a spectacular quarter for BANC ONE. Not only did we produce strong earnings, but the operating ratios improved in most areas. We have established great momentum and energy in loan growth, particularly in the credit card business under First USA's management. We are also very much encouraged by the decline in credit losses. We expect continued strong performance for the remainder of 1997 and throughout 1998. We are also pleased with the announcement that was made on October 20 that First Commerce in Louisiana plans to join BANC ONE in early 1998."

Earnings strength was fueled by continued strong managed loan growth, a wider managed net interest margin, and strong revenue growth which was partially offset by higher expenses associated primarily with business development.

Average managed loans and leases increased during the 1997 third quarter at an annualized rate of 13 percent. Managed loans include the total of on-balance sheet loans, loans sold with servicing retained excluding securitized mortgages, and loans held for sale. Average managed consumer loans, excluding credit cards, increased at an 11 percent annualized rate.

During the 1997 third quarter, average managed credit card loans increased at an annualized rate of 27 percent with a record 2.3 million

                                     -more-

BANC ONE
Page 2


new credit card accounts opened, exceeding the previous record of 2.2 million set last quarter. At September 30, 1997, managed credit cards totaled $38.9 billion, up $2.8 billion from the end of the prior quarter with Cardmembers totaling 40.4 million, up 2.6 million.

The managed net interest margin in the 1997 third quarter increased to 6.35 percent from 6.25 percent in the second quarter. This resulted from a combination of factors, but primarily was attributable to a better earning asset mix reflecting the planned sale of low-margin investment securities and generation of higher-margin consumer and credit card loans.

Noninterest income totaled $1.1 billion, up $272.4 million from the 1997 second quarter reflecting growth in a number of fee income businesses, but primarily credit card servicing income and venture capital gains.

Noninterest expense totaled $1.5 billion, up $148.4 million from the second quarter after excluding the second quarter's one-time charges primarily reflecting higher business growth and development costs.

Net charge-offs during the 1997 third quarter totaled $289.4 million representing 1.34 percent of average loans and leases, down from $293.8 million or 1.42 percent in the second quarter. Net charge-offs on managed credit card loans declined to 5.78 percent during the 1997 third quarter from 6.22 percent in the prior quarter. Managed credit card delinquencies over 90 days declined to 2.02 percent at September 30, 1997 from 2.11 percent at June 30, 1997.

Nonperforming assets at September 30, 1997 represented 0.58 percent of period-end loans and leases, little changed from the 0.53 percent level at the end of the second quarter. The September 30, 1997 allowance for loan and lease losses, expressed as a percent of period-end loans and leases, was unchanged at
1.62 percent.

Capital levels remained strong. The September 30, 1997 total equity to assets ratio was 8.92 percent, up 39 basis points from June 30, 1997, with the tangible common equity to tangible assets ratio at 7.92 percent, up 40 basis points.

BANC ONE CORPORATION had total managed assets of $142.9 billion, total assets of $113.1 billion, and common equity of $9.9 billion at September 30, 1997. BANC ONE operates banking centers in 12 states. BANC ONE also owns several additional corporations that engage in a full range of financial services. Information about BANC ONE's financial results and its products and services can be accessed on the Internet at: http://www.bankone.com; through InvestQuest at: http://www.investquest.com; or through Fax-on-demand at: (614) 844-3860.

                                     #####

                                             For further information contact:
                                             Jay S. Gould        (614) 248-0189
                                             Jacqueline R. Spak  (614) 248-1280


                               1997 THIRD QUARTER
                PERFORMANCE DISCUSSION AND FINANCIAL SUPPLEMENT

This discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties which may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, see the 1996 Form 10-K.

                                   DISCUSSION

Reported 1997 third quarter earnings were $433.2 million, or $0.73 per common share, up 5 percent and 6 percent, respectively, from results in the third quarter of last year of $412.8 million, or $0.69 per common share. For the first nine months of 1997 reported earnings were $830.9 million or $1.40 per common share, down from results in the same year-ago period of $1,230.8 million or $2.04 per common share.

Excluding the impact of the previously announced accounting adjustment by First USA related to the recognition of securitization gains, earnings in the 1997 third quarter would have been a record $480.2 million or $0.81 per common share, up 16 percent and 17 percent, respectively, from the year-ago quarter. On the same basis, and excluding the 1997 second quarter charges related to the acquisition of First USA and other strategic initiatives, nine month earnings would have been a record $1,306.7 million or $2.21 per common share, up 6 percent and 8 percent, respectively, from the same prior-year periods.

SUMMARY OF RESULTS - 1997 THIRD QUARTER

Performance highlights compared with the 1997 second quarter:

*     Strong revenue growth.

*     Solid managed loan growth.

*     Higher managed net interest margin.

*     Declining net charge-offs.

*     Higher discretionary expenses.

Key quarterly and year-to-date performance ratios are listed below in Table 2.

                        TABLE 2 - KEY PERFORMANCE RATIOS

                                                              Three Months Ending
                                                              -------------------
                                                       9/30/97       6/30/97      9/30/96
                                                       -------       -------      -------
     Return on average assets (1)                        1.51%         1.23%        1.58%
     Return on average common equity (1)                17.66         13.95        17.49
     Period end total equity to assets                   8.92          8.53         8.92
     Period end tangible common equity
       to net assets                                     7.92          7.52         7.76

     (1) 1997 second quarter amounts exclude the $467.4 million pre-tax ($328.8 million after-tax) restructuring and merger-related charges.

"REPORTED" VS. "MANAGED" DISCUSSIONS

For funding and risk management purposes, BANC ONE securitizes loans and leases, primarily in support of First USA's credit card activities. When securitized, the loans are removed from the balance sheet with related net revenue derived from these loans moving from net interest income and loan loss provision expense to the noninterest income loan servicing category. This complicates the understanding of underlying trends in net interest income, net interest margins, noninterest income, as well as the underlying growth rates of balance sheet "reported" loans and leases.

Therefore, to better understand underlying trends, it is helpful to review selected results on a "managed" basis which adds to "reported" data on loans and leases and loans held for sale, data on "securitized" loans. The following net interest income and margin, loan growth, and credit card performance discussions review "managed" results where this better characterizes the underlying trends and performance.

REVENUE

During the 1997 third quarter revenue generation was strong. Revenue consists of tax equivalent net interest income plus noninterest income. Revenue totaled $2,479.1 million in the 1997 third quarter, up $282.4 million from second quarter reflecting, among other activity, the beneficial impact of significant securitization volume and venture capital results. For the first nine months of 1997, total revenue was $6,854.6 million, up $647.2 million or 10 percent from the same prior-year period.

NET INTEREST INCOME AND MARGIN

Taxable equivalent net interest income in the 1997 third quarter was $1,376.2 million, up $10.0 million from the second quarter. Reported average earning assets in the 1997 third quarter increased $423 million reflecting strong growth in average loans and leases, which was partially offset by the planned sales of investment securities. Refer to Table 3 for net interest margin detail.

The managed net interest margin in the 1997 third quarter increased to 6.35 percent from 6.25 percent in the 1997 second quarter. This reflected a combination of factors, but primarily the positive impact of the planned sale of lower-margin investment securities, as well as the generation and repricing of higher-margin managed consumer and credit card loans. The managed net funds function, which represents the managed net interest margin less the provision for loan losses expressed as a percent of average loans and leases, also improved during the 1997 third quarter increasing to 4.43 percent from 4.32 percent in the second quarter after excluding that quarter's impact of the $130.1 million provision charge associated with the First USA acquisition. Compared with the year-ago quarter, the managed net interest margin and managed net funds function increased 25 basis points and 10 basis points, respectively.

In contrast, the reported net interest margin declined slightly to 5.37 percent in the 1997 third quarter from 5.41 percent in the prior quarter. Though the change between quarters was also positively impacted by the planned sale of lower-margin investment securities noted above, this benefit was more than offset by the negative impact of the securitization of higher-margin credit card loans, as well as significant growth in credit card balances at an introductory rate late in the 1997 second quarter and throughout the 1997 third quarter. Introductory rate loans typically make up the majority of the growth of newly originated credit card loans and remain on the balance sheet until securitized. The reported net funds function also declined slightly from the 1997 second quarter level after excluding that quarter's impact of the one-time provision charge.

                     TABLE 3 - NET INTEREST MARGIN ANALYSIS

     ($ in millions)                        Three Months Ending                   Three Months Ending
                                      -------------------------------             -------------------
                                      9/30/97        6/30/97   Change             9/30/96      Change
                                      -------        -------   ------             -------      ------
     MANAGED
     -------
     Net interest margin                6.35%          6.25%       10  bp          6.10%(e)    25  bp
     Net funds function                 4.43%          4.32%(1)    11  bp          4.33%(e)    10  bp


     REPORTED
     --------
     Net interest margin                5.37%          5.41%       (4) bp          5.43%       (6) bp
     Net funds function                 4.31%          4.36%(1)    (5) bp          4.42%      (11) bp



     (e)    Estimated
     (1)    Excluding impact of $130.1 million of one-time provision

LOAN GROWTH

Table 4 shows a comprehensive view of trends in total managed loan and lease growth.

On this basis, average managed loans and leases increased during the 1997 third quarter at an annualized rate of 13 percent, up from 9 percent in the second quarter. Credit card loan growth was particularly strong as average managed loans increased at an annualized rate of 27 percent. Average managed consumer loans, excluding credit cards, increased at an 11 percent annualized rate led by solid growth in targeted portfolios such as home equity loans, secured consumer finance loans, as well as auto leases. Average wholesale loans increased slightly during the quarter.

                     TABLE 4 - MANAGED LOAN GROWTH ANALYSIS

     ($ in billions)                                         Annualized Loan Growth Rates (1)
                                                             --------------------------------
                            3Q97                 3Q97             2Q97              1Q97             4Q96
                           Average                vs.              vs.               vs.              vs.
                         Outstandings            2Q97             1Q97              4Q96             3Q96
                         ------------            ----             ----              ----             ----
     Wholesale             $ 34.1                 1.0%             9.5%              5.4%             9.6%
     Consumer                39.6                11.0             13.1              12.5              8.8
     Credit card             37.6                26.6              3.5              27.3             24.9
                             ----
        Total              $111.3                12.9%             8.8%             15.1%            14.2%


     (1) Growth rates reflect a restatement of prior periods to conform with current period presentation; e.g. acquisitions, disposition, loan purchases/sales, and reclassifications.

NONINTEREST INCOME

Noninterest income totaled $1,102.9 million in the 1997 third quarter, up $272.4 million from the second quarter reflecting increases in a number of fee activities. This included a $161.7 million increase in credit card loan servicing income which was favorably impacted by the securitization of $6.1 billion of credit card receivables during the quarter. This high level of securitizations does not represent a change in securitization philosophy as some of the activity reflected an acceleration of issuance from the 1997 fourth quarter into the third quarter to take advantage of the third quarter's favorable asset backed securities markets. The all other income category increased $108.5 million from second quarter levels reflecting a $72.2 million increase in venture capital results.

Other categories posting increases over 1997 second quarter levels were investment management and advisory activities ($6.6 million), service charges on deposit accounts ($2.5 million), and securities brokerage fees ($3.3 million), which were partially offset by declines in mortgage banking income ($1.5 million), insurance ($4.8 million), and investment banking ($1.6 million).

NONINTEREST EXPENSE

Noninterest expense in the 1997 third quarter totaled $1,535.3 million, up $148.4 million from the second quarter excluding that quarter's $337.3 million restructuring charge. Salaries and related costs increased $52.6 million attributable to a number of factors including, business growth throughout the company as reflected in a 1.7 percent increase in full time equivalent staff during the quarter, the July 1st timing of annual merit increases to officer-level employees, and commissions related to business development activities including the quarter's strong venture capital results.

Marketing and development costs increased $44.3 million reflecting a decision to continue stepped-up marketing activities primarily associated with credit card business development activities. Outside servicing and processing expense increased $32.3 million mostly attributable to higher expenses at First USA, and technology and consulting costs associated with deposit system implementation and Year 2000-related activities. As anticipated, Project One implementation costs continued to decline, totaling $29.5 million in the 1997 third quarter, down from $42.9 million in the prior quarter.

LOAN LOSS PROVISION EXPENSE AND CREDIT QUALITY

The provision for loan losses totaled $270.8 million during the 1997 third quarter, up slightly from the prior quarter after excluding from that quarter the $130.1 million one-time provision. Net charge-offs in the third quarter totaled $289.4 million, down $4.4 million from the prior quarter and represented 1.34 percent of average loans, down from 1.42 percent in the 1997 second quarter.

Table 5 shows net charge-off amounts and ratios expressed as an annualized percent of average loan balances.

                           TABLE 5 - NET CHARGE-OFFS

                                                                     Three Months Ending
                                                                     -------------------
     ($ in millions)                                September 30, 1997                 June 30, 1997
                                                    ------------------                 -------------
                                                   Amount         Percent           Amount         Percent
                                                   ------         -------           ------         -------
     Commercial                                    $  5.4         0.07%             $ (1.9)       (0.02)%
     Real estate                                     10.1         0.24                 9.6         0.25
     Consumer (excluding credit card)                67.7         1.30                75.4         1.44
     Credit Cards - reported                        205.2         5.70               209.9         6.36
     Leases                                           1.0         0.16                 0.8         0.13
                                                   ------                           ------
          Total                                    $289.4         1.34%             $293.8         1.42%


Loans delinquent 90 days or more at September 30, 1997 totaled $640.8 million and represented 0.77 percent of period-end loans and leases, up from $494.2 million or 0.58 percent at the end of the second quarter. Commercial loans accounted for most of this increase and reflected a number of credits in the process of being renewed where interest was current.

The September 30, 1997 allowance for loan losses represented 1.62 percent of period-end loans and leases, unchanged from June 30, 1997, and provided nonperforming loan coverage of 314 percent. Nonperforming assets at September 30, 1997 totaled $485.0 million, or 0.58 percent of period-end loans and leases, compared with $450.1 million and 0.53 percent, respectively, at June 30, 1997.

CREDIT CARD PERFORMANCE

During the 1997 third quarter, average managed credit cards totaled $37.6 billion, up $2.5 billion or 27 percent on an annualized basis from the second quarter. At September 30, 1997, managed credit cards totaled $38.9 billion, up $2.8 billion from June 30, 1997.

The generation of new credit card business during the 1997 third quarter remained very strong reflecting a decision to continue stepped-up marketing and business development activities begun in the second quarter. First USA continued to refine and strengthen its strategic emphasis on segmentation. In the partnership area, a number of premier names were signed including Arizona State, Yale University, University of Florida, University of Kentucky, AAU, Holiday Inn, and New York Life. This activity contributed to a record 2.3 million new credit card accounts opened during the quarter, of which 2.0 million represented VISA/MasterCard accounts, exceeding the previous record of
2.2 million new accounts set last quarter, of which 1.9 million were VISA/MasterCard relationships. At the end of the 1997 third quarter Cardmembers totaled 40.4 million, up 2.6 million from the end of the June quarter.

Credit card asset quality trends improved during the 1997 third quarter and we remain encouraged about future trends.

During the 1997 third quarter, the net charge-off ratio for the managed credit card portfolio decreased to 5.78 percent from 6.22 percent in the prior quarter.

A leading indicator of credit card net charge-offs are trends in delinquency rates. The over 90 day delinquency rate on managed credit cards declined to
2.02 percent at September 30, 1997 from 2.11 percent at June 30, 1997. Importantly, this represented the second consecutive quarter of decline from the 2.39 percent peak at the end of March 1997. The 30 day delinquency rate on managed credit cards increased to 4.85 percent from 4.76 percent at the end of September 1997, but remained below the 5.22 percent peak at December 31, 1996.

CAPITAL

Capital levels remained strong. The September 30, 1997 total equity to assets ratio was 8.92 percent, up 39 basis points from June 30, 1997, with the tangible common equity to tangible assets ratio at 7.92 percent, up 40 basis points.

                FIRST COMMERCE CORPORATION ACQUISITION OVERVIEW

TRANSACTION SPECIFICS:

         Announced:                 October 20, 1998

         Fixed exchange rate:       1.28 shares of ONE for each share of
                                    FCOM; tax free exchange

         Shares issued:             55.358 million

         Transaction Value:         $3.055 billion

         Price Multiples:           3.5X book

                                    22.2X '97 FCOM EPS

                                    19.9X '98 FCOM EPS

         Anticipated closing:       First quarter of 1998

         Accounting:                Pooling

         Restructuring charge:      Less than $100 million

         Dilution:                  1998: Less than 2% with a combination of
                                    expense saves and/or revenue enhances
                                    equivalent to 8% of the combined FCOM and
                                    Bank One Louisiana noninterest expense.

                                    1999: Non-dilutive with a combination of expense saves and/or revenue enhances equivalent to 25% of the combined FCOM and Bank One Louisiana noninterest expense.

         Divestitures:              Minimal anticipated

STRATEGIC CONSIDERATIONS

Consistent with our strategy of being one of the top three banks in the markets we serve. Increases market share to #1 in the state with 27% market share, or
1.5 times greater than #2 Hibernia, and moves us up from #3 or 11% market share. Results in #1 market share in key metropolitan markets: New Orleans, Baton Rouge, Lafayette, Monroe, Lake Charles, Alexandria, and Shreveport. This provides tremendous leverage to expand and grow the business, as well as increase the operating efficiencies of technological, marketing, and brand awareness investments.

Consistent with our strategy of acquiring customers as this adds 500,000 new retail and commercial customers.

Provides a platform for leveraging existing skills, most notably credit card and retail banking, into an existing market.

                                      ###

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                                       QUARTERLY RESULTS
----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED KEY FINANCIAL HIGHLIGHTS                     September 30,           June 30,       September 30,         Chg from
(millions, except per common share amounts) (unaudited)            1997               1997                1996        Prior Year
----------------------------------------------------------------------------------------------------------------------------------
EARNINGS AND DIVIDENDS
Net income                                                       $433.2              $15.8              $412.8            4.9%
Net income per common share                                        0.73               0.02                0.69            5.8%
Dividends per common share (1)                                     0.38               0.38                0.34           11.8%

KEY PERFORMANCE RATIOS (2)
Return on average assets                                          1.51%              0.06%               1.58%
Return on average common equity                                  17.66%              0.51%              17.49%
Return on average total equity                                   17.46%              0.63%              17.23%
Net interest margin (TE)                                          5.37%              5.41%               5.43%
Net funds function (TE)                                           4.31%              3.84%               4.42%

CAPITAL (3)
Tier I capital                                                 $8,463.1           $8,421.8            $8,803.6           -3.9%
Total qualifying capital                                       13,693.4           13,173.3            12,178.6           12.4%
Total risk adjusted assets                                     99,552.6          102,756.3            91,462.3            8.8%
Tier I capital ratio                                              8.50%              8.19%               9.63%
Total risk adjusted capital ratio                                13.75%             12.82%              13.32%
Leverage ratio                                                    7.59%              7.61%               8.52%
Average total equity to average assets                            8.67%              8.90%               9.15%
Tangible common equity to net assets                              7.92%              7.52%               7.76%

INTANGIBLES - PERIOD END
Goodwill                                                         $751.4             $762.1              $701.0            7.2%
Other intangibles                                                 287.8              299.7               384.8          -25.2%
                                                           ---------------------------------------------------
Total intangibles                                              $1,039.2           $1,061.8            $1,085.8           -4.3%

COMMON STOCK DATA
Book value per common share                                      $16.96             $16.62              $16.42            3.3%
Price per common share:
   High                                                           57.31              50.13               41.38
   Low                                                            47.56              39.13               31.25
   Close                                                          56.00              48.44               41.00           36.6%



                                                                                  YEAR TO DATE RESULTS
                                                                              Nine Months Ended
                                                          ----------------------------------------------------
CONSOLIDATED KEY FINANCIAL HIGHLIGHTS                     September 30,                          September 30,       Chg from
(millions, except per common share amounts) (unaudited)            1997                                   1996      Prior Year
----------------------------------------------------------------------------------------------------------------------------------
EARNINGS AND DIVIDENDS
Net income                                                       $830.9                               $1,230.8          -32.5%
Net income per common share                                        1.40                                   2.04          -31.4%
Dividends per common share (1)                                     1.14                                   1.02           11.8%

KEY PERFORMANCE RATIOS (2)
Return on average assets                                          0.99%                                  1.58%
Return on average common equity                                  11.40%                                 17.61%
Return on average total equity                                   11.31%                                 17.33%
Net interest margin (TE)                                          5.44%                                  5.43%
Net funds function (TE)                                           4.20%                                  4.55%

CAPITAL
Average total equity to average assets                            8.75%                                  9.13%

(TE) = taxable equivalent
(1) As originally reported
(2) Annualized
(3) September 30, 1997 amounts are calculated based on preliminary data

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                                       QUARTERLY RESULTS
                                                                             Three Months Ended
                                                           ------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME                             September 30,           June 30,       September 30,        Chg from
                                                                      1997               1997                1996       Prior Year
(millions, except per common share amounts) (unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                                   $2,387.1           $2,359.8            $2,179.0              9.6%
INTEREST EXPENSE                                                   1,023.8            1,007.4               902.6             13.4%
                                                          -------------------------------------------------------
  NET INTEREST INCOME                                              1,363.3            1,352.4             1,276.4              6.8%

PROVISION FOR CREDIT LOSSES                                          270.8              395.8               240.3             12.7%
                                                          -------------------------------------------------------
  Net interest income after provision for credit losses            1,092.5              956.6             1,036.1

NONINTEREST INCOME
Investment management and advisory activities                         82.8               76.2                71.8             15.3%
Service charges on deposit accounts                                  177.3              174.8               165.8              6.9%

Loan processing and servicing income:
   Mortgage banking                                                   18.0               19.5                20.5            -12.2%
   Credit card and merchant processing fees                           44.7               44.5                72.5            -38.3%
   Credit card servicing income                                      468.0              306.3               273.0             71.4%
   Other loan servicing income                                         9.9                6.1                 7.4             33.8%
                                                          --------------------------------------------------------
       Total loan processing and servicing income                    540.6              376.4               373.4             44.8%

Securities gains                                                      10.8               17.1                 1.6              N/A

Other income:
   Insurance                                                          38.5               43.3                31.3             23.0%
   Securities brokerage                                               27.1               23.8                24.4             11.1%
   Investment banking                                                 11.5               13.1                 6.6             74.2%
   Other                                                             214.3              105.8               162.9             31.6%
                                                          -------------------------------------------------------
       Total other income                                            291.4              186.0               225.2             29.4%
                                                          -------------------------------------------------------
               Total noninterest income                            1,102.9              830.5               837.8             31.6%

NONINTEREST EXPENSE
Salaries and related costs                                           618.2              565.6               541.0             14.3%
Net occupancy expense, exclusive of depreciation                      53.4               48.9                48.0             11.3%
Equipment expense                                                     36.3               28.9                31.9             13.8%
Taxes other than income and payroll                                   24.9               25.4                19.7             26.4%
Depreciation                                                          82.3               79.3                69.4             18.6%
Amortization of intangibles                                           31.8               31.5                34.3             -7.3%
Outside services and processing                                      225.0              192.7               165.1             36.3%
Marketing and development                                            244.6              200.3               101.4            141.2%
Communication and transportation                                     109.6              104.7                96.4             13.7%
Restructuring charges                                                  0.0              337.3                 0.0              N/A
Other                                                                109.2              109.6               149.8            -27.1%
                                                          -------------------------------------------------------
               Total noninterest expense                           1,535.3            1,724.2             1,257.0             22.1%
                                                          -------------------------------------------------------

INCOME BEFORE INCOME TAXES                                           660.1               62.9               616.9              7.0%
Provision for income taxes                                           226.9               47.1               204.1             11.2%
                                                          -------------------------------------------------------
NET INCOME                                                          $433.2              $15.8              $412.8              4.9%
                                                          =======================================================

Net income per common share                                          $0.73              $0.02               $0.69              5.8%
Common shares outstanding - period end (1)                           584.8              581.5               568.2              2.9%
Weighted average common shares outstanding                           592.3              583.2               592.8             -0.1%

(1) Net of .7, 0, and 5.6 million treasury shares as of September 30, 1997, June 30, 1997, and September 30, 1996 respectively.

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                            YEAR TO DATE RESULTS

                                                                              Nine Months Ended
                                                           -------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME                                 September 30,                       September 30,     Chg from
                                                                          1997                                1996    Prior Year
(millions, except per common share amounts) (unaudited)
------------------------------------------------------------------------------               ---------------------------------------
INTEREST INCOME                                                       $7,071.0                            $6,439.3              9.8%
INTEREST EXPENSE                                                       2,997.5                             2,646.4             13.3%
                                                           -------------------                --------------------
  NET INTEREST INCOME                                                  4,073.5                             3,792.9              7.4%

PROVISION FOR CREDIT LOSSES                                              938.5                               623.1             50.6%
                                                           -------------------                --------------------
  Net interest income after provision for credit losses                3,135.0                             3,169.8

NONINTEREST INCOME
Investment management and advisory activities                            233.2                               202.1             15.4%
Service charges on deposit accounts                                      518.1                               483.8              7.1%

Loan processing and servicing income:
   Mortgage banking                                                       57.7                                66.4            -13.1%
   Credit card and merchant processing fees                              127.2                               206.7            -38.5%
   Credit card servicing income                                        1,024.3                               799.2             28.2%
   Other loan servicing income                                            22.9                                18.6             23.1%
                                                           -------------------                --------------------
       Total loan processing and servicing income                      1,232.1                             1,090.9             12.9%

Securities gains                                                          43.1                                 7.2               N/A

Other income:
   Insurance                                                             123.6                                98.4             25.6%
   Securities brokerage                                                   69.6                                66.8              4.2%
   Investment banking                                                     33.9                                26.2             29.4%
   Other                                                                 487.0                               391.1             24.5%
                                                           -------------------                --------------------
       Total other income                                                714.1                               582.5             22.6%
                                                           -------------------                --------------------
               Total noninterest income                                2,740.6                             2,366.5             15.8%

NONINTEREST EXPENSE
Salaries and related costs                                             1,751.5                             1,632.0              7.3%
Net occupancy expense, exclusive of depreciation                         153.5                               148.0              3.7%
Equipment expense                                                         95.3                                92.9              2.6%
Taxes other than income and payroll                                       73.4                                69.5              5.6%
Depreciation                                                             240.3                               220.7              8.9%
Amortization of intangibles                                               93.2                               108.5            -14.1%
Outside services and processing                                          609.2                               484.6             25.7%
Marketing and development                                                574.9                               296.5             93.9%
Communication and transportation                                         308.7                               278.1             11.0%
Restructuring charges                                                    337.3                                 0.0               N/A
Other                                                                    331.2                               356.2             -7.0%
                                                           -------------------                --------------------
               Total noninterest expense                               4,568.5                             3,687.0             23.9%
                                                           -------------------                --------------------

INCOME BEFORE INCOME TAXES                                             1,307.1                             1,849.3            -29.3%
Provision for income taxes                                               476.2                               618.5            -23.0%
                                                           -------------------                --------------------
NET INCOME                                                              $830.9                            $1,230.8            -32.5%
                                                           ===================                ====================

Net income per common share                                              $1.40                               $2.04            -31.4%

Weighted average common shares outstanding                               585.7                               596.2             -1.8%

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                                           QUARTERLY RESULTS
CONSOLIDATED BALANCE SHEET                                      September 30,            June 30,      September 30,      Chg from
                                                                         1997                1997               1996    Prior Year
(millions, except per common share amounts) (unaudited)
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                               $6,474.6           $6,364.7           $5,401.8         19.9%
Short-term investments                                                   673.0            1,002.1            1,029.0        -34.6%
Loans held for sale                                                      466.0              392.9              471.6         -1.2%

SECURITIES:
    Securities held to maturity                                          723.1              760.1            4,047.7        -82.1%
    Securities available for sale                                     14,704.2           14,405.5           14,568.0          0.9%
                                                                ----------------------------------------------------
          Total securities                                            15,427.3           15,165.6           18,615.7        -17.1%

LOANS AND LEASES:
    Managed                                                          112,514.3          109,429.1           98,792.4         13.9%
    Securitized                                                      (29,773.3)         (25,229.0)         (22,208.1)        34.1%
                                                                ----------------------------------------------------
          Total loans and leases - reported                           82,741.0           84,200.1           76,584.3          8.0%

Allowance for credit losses                                           (1,343.6)          (1,362.2)          (1,131.5)        18.7%
                                                                ----------------------------------------------------
          Net loans and leases                                        81,397.4           82,837.9           75,452.8          7.9%

Other assets:
    Bank premises and equipment, net                                   1,832.0            1,833.1            1,800.5          1.7%
    Interest earned, not collected                                       902.5              833.8              713.4         26.5%
    Other real estate owned                                               57.1               53.7               61.8         -7.6%
    Excess of cost over net assets of affiliates
          purchased                                                      751.4              762.1              701.0          7.2%
    Other                                                              5,145.7            6,245.7            3,015.2         70.7%
                                                                ----------------------------------------------------
          Total other assets                                           8,688.7            9,728.4            6,291.9         38.1%
                                                                ----------------------------------------------------
          Total assets                                              $113,127.0         $115,491.6         $107,262.8          5.5%
                                                                ====================================================


LIABILITIES
DEPOSITS:
    Non-interest bearing                                             $17,287.1          $18,191.6          $15,384.3         12.4%
    Interest bearing                                                  58,495.1           58,772.3           57,785.7          1.2%
                                                                ----------------------------------------------------
          Total deposits                                              75,782.2           76,963.9           73,170.0          3.6%
Federal funds purchased and repurchase agreements                      8,220.0            9,105.3           10,773.9        -23.7%
Other short-term borrowings                                            4,437.3            6,820.3            5,901.5        -24.8%
Long-term borrowings                                                  11,370.9            9,972.2            5,080.2        123.8%
Accrued interest payable                                                 503.2              520.1              406.1         23.9%
Other liabilities                                                      2,723.9            2,260.3            2,361.8         15.3%
                                                               -----------------------------------------------------
          Total liabilities                                          103,037.5          105,642.1           97,693.5          5.5%
                                                               -----------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock                                                          173.5              184.2              240.1        -27.7%
Common stock                                                           2,927.6            2,907.6            2,869.2          2.0%
Capital in excess of aggregate stated value of common                  4,052.5            4,054.3            4,336.6         -6.6%
Retained earnings                                                      2,879.9            2,672.1            2,342.2         23.0%
Net unrealized holding gains (losses) on
   securities available for sale                                          94.1               31.3              (12.9)          N/A
Treasury stock                                                           (38.1)               0.0             (205.9)       -81.5%
                                                               -----------------------------------------------------
          Total stockholders' equity                                  10,089.5            9,849.5            9,569.3          5.4%
                                                               -----------------------------------------------------
          Total liabilities and stockholders' equity                $113,127.0         $115,491.6         $107,262.8          5.5%
                                                               =====================================================

BANC ONE CORPORATION AND SUBSIDIARIES                                QUARTERLY AVERAGE BALANCE SHEET, YIELDS & RATES (1) (2)

                                       Third Quarter 1997             Second Quarter 1997                Third Quarter 1996
                              ------------------------------------------------------------------------------------------------------
                                    Average    Income /   Yield /    Average    Income /   Yield /     Average   Income /    Yield /
(millions) (unaudited)              Balance    Expense     Rate      Balance     Expense     Rate      Balance    Expense      Rate
------------------------------------------------------------------------------------------------------------------------------------
Short term investments               $757.5      $10.6       5.55%     $792.2     $11.2        5.67%    $618.2      $8.5     5.47%
Loans held for sale                   419.8        7.9       7.47%    2,317.7      78.3       13.55%     457.2       9.0     7.83%
Securities: (4) (5)

    Taxable                        13,868.9      228.9       6.55%   16,137.3     264.8        6.58%  16,952.6     276.3     6.48%
    Tax exempt                      1,436.5       28.8       7.95%    1,465.9      30.3        8.29%   1,651.2      34.2     8.24%
                               -----------------------             --------------------              -------------------
Total securities                   15,305.4      257.7       6.68%   17,603.2     295.1        6.72%  18,603.8     310.5     6.64%
Loans and leases: (3)
    Commercial                     21,704.1      458.2       8.38%   21,183.5     447.5        8.47%  19,293.7     403.9     8.33%
    Real estate - commercial        5,914.1      134.6       9.03%    6,007.2     136.6        9.12%   6,238.5     140.7     8.97%
    Real estate - construction      4,037.3       98.9       9.72%    3,892.8      93.9        9.68%   3,321.3      80.7     9.67%
    Real estate - residential      16,044.5      383.9       9.49%   14,760.7     351.4        9.55%  11,609.9     269.0     9.22%
    Consumer, net                  20,659.0      492.1       9.45%   20,955.4     494.0        9.46%  20,300.7     469.0     9.19%
    Credit Card                    14,281.7      508.1      14.11%   11,306.6     420.6       14.92%  12,131.7     463.4    15.20%
    Leases, net                     2,540.7       48.1       7.51%    2,421.9      45.0        7.45%   2,142.0      40.1     7.45%
                               -----------------------             --------------------              -------------------
Total net loans and leases         85,181.4    2,123.9       9.89%   80,528.1   1,989.0        9.91%  75,037.8   1,866.8     9.90%

Total earning assets              101,664.1   $2,400.1       9.37%  101,241.2  $2,373.6        9.40%  94,717.0  $2,194.8     9.22%

Allowance for credit losses        (1,361.0)                         (1,217.6)                        (1,115.0)
Other assets                       13,182.6                          12,477.8                         10,528.8
                               ------------                      ------------                     ------------
          Total assets           $113,485.7                        $112,501.4                       $104,130.8
                               ============                     =============                     ============

Deposits:

    Noninterest bearing           $15,934.0                         $15,342.0                        $13,991.8
    Interest bearing demand         1,515.7       $6.6       1.73%    1,677.3      $7.0        1.67%   2,131.1      $9.7     1.81%
    Money market and savings       31,765.8      282.4       3.53%   30,826.6     269.6        3.51%  29,342.6     245.1     3.32%
    Time deposits:

        CD's less than $100,000    18,006.7      246.9       5.44%   18,128.4     249.5        5.52%  18,597.5     258.6     5.53%
        CD's $100,000 and over:
            Domestic                5,726.2       78.6       5.45%    5,817.1      80.1        5.52%   5,175.8      70.2     5.40%
            Foreign                 2,482.7       33.6       5.37%    2,148.3      29.3        5.47%   2,915.6      39.5     5.39%
                               -----------------------             --------------------              -------------------
Total deposits                     75,431.1      648.1       3.41%   73,939.7     635.5        3.45%  72,154.4     623.1     3.44%
Borrowed Funds:
    Short-term                     15,105.0      211.5       5.56%   17,043.2     233.1        5.49%  14,963.0     197.5     5.25%
    Long-term                      10,156.1      164.3       6.42%    8,776.4     138.8        6.34%   4,933.8      82.0     6.61%
                               -----------------------             --------------------              -------------------
Total borrowed funds               25,261.1      375.8       5.90%   25,819.6     371.9        5.78%  19,896.8     279.5     5.59%

Total interest bearing
    liabilities                    84,758.2   $1,023.9       4.79%   84,417.3  $1,007.4        4.79%  78,059.4    $902.6     4.60%
Other liabilities                   2,951.0                           2,735.1                          2,548.7
Preferred stock                       176.2                             188.9                            240.5
Common equity (6)                   9,666.3                           9,818.1                          9,290.4
                               ------------                     -------------                     ------------
Total liabilities and equity     $113,485.7                        $112,501.4                       $104,130.8
                               ============                     =============                     ============

   (1) Fully taxable equivalent basis

   (2) Certain prior period amounts have been reclassified for comparison purposes

   (3) Nonaccrual loans are included in loan balances

   (4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

   (5) Fair value of total securities at September 30, 1997 approximates
       $15,441

   (6) Net unrealized holding gains (losses) on securities available for sale, net of tax

                                      $64.7                            ($23.4)                          ($38.4)                    .
                               ============                     =============                     ============

BANC ONE CORPORATION AND SUBSIDIARIES                                YEAR TO DATE AVERAGE BALANCE SHEET, YIELDS & RATES (1) (2)

                                                First Nine Months 1997                          First Nine Months 1996
                                     -------------------------------------------         ------------------------------------------
                                           Average      Income /        Yield /                 Average      Income /    Yield /
(millions) (unaudited)                     Balance       Expense         Rate                   Balance       Expense     Rate
--------------------------------------------------------------------------------         ------------------------------------------
Short term investments                         $797.8         $33.0        5.53%               $618.3         $26.3       5.68%
Loans held for sale                           1,382.4         130.4       12.61%                581.8          33.2       7.62%
Securities: (4) (5)

    Taxable                                  15,737.9         770.9        6.55%             17,622.2         857.2       6.50%
    Tax exempt                                1,491.7          91.0        8.16%              1,704.5         106.4       8.34%
                                       ----------------------------                    ----------------------------
Total securities                             17,229.6         861.9        6.69%             19,326.7         963.6       6.66%
Loans and leases: (3)
    Commercial                               21,018.3       1,317.6        8.38%             19,182.0       1,187.1       8.27%
    Real estate - commercial                  6,038.0         407.6        9.03%              6,108.9         410.0       8.97%
    Real estate - construction                3,901.2         282.8        9.69%              3,112.6         229.2       9.84%
    Real estate - residential                14,971.6       1,065.4        9.51%             11,306.8         782.3       9.24%
    Consumer, net                            20,572.7       1,473.2        9.57%             20,167.7       1,425.0       9.44%
    Credit Card                              12,836.6       1,405.7       14.64%             12,071.6       1,321.2      14.62%
    Leases, net                               2,425.9         134.0        7.39%              1,964.0         109.4       7.44%
                                       ----------------------------                    ----------------------------
Total net loans and leases                   81,764.3       6,086.3        9.95%             73,913.6       5,464.2       9.87%

Total earning assets                        101,174.1      $7,111.6        9.40%             94,440.4      $6,487.3       9.18%

Allowance for credit losses                  (1,259.8)                                       (1,091.9)
Other assets                                 12,345.4                                        10,512.5
                                       --------------                                  --------------
          Total assets                     $112,259.7                                      $103,861.0
                                       ==============                                  ==============

Deposits:

    Noninterest bearing                     $15,293.1                                       $14,069.2
    Interest bearing demand                   1,702.9         $21.1        1.66%              2,494.2         $34.1       1.83%
    Money market and savings                 30,895.4         804.6        3.48%             28,866.3         712.9       3.30%
    Time deposits:

        CD's less than $100,000              18,091.4         743.5        5.49%             19,142.2         795.7       5.55%
        CD's $100,000 and over:
            Domestic                          5,854.4         240.1        5.48%              5,389.1         194.5       4.82%
            Foreign                           2,407.2          97.4        5.41%              2,209.9          88.5       5.35%
                                       ----------------------------                    ----------------------------
Total deposits                               74,244.4       1,906.7        3.43%             72,170.9       1,825.7       3.38%
Borrowed Funds:
    Short-term                               16,715.5         676.5        5.41%             14,906.6         587.0       5.26%
    Long-term                                 8,653.8         414.4        6.40%              4,781.7         233.7       6.53%
                                       ----------------------------                    ----------------------------
Total borrowed funds                         25,369.3       1,090.9        5.75%             19,688.3         820.7       5.57%

Total interest bearing liabilities           84,320.6      $2,997.6        4.75%             77,790.0      $2,646.4       4.54%
Other liabilities                             2,823.1                                         2,516.1
Preferred stock                                 188.6                                           243.7
Common equity (6)                             9,634.3                                         9,242.0
                                       --------------                                  --------------
Total liabilities and equity               $112,259.7                                      $103,861.0
                                       ==============                                  ==============

   (1) Fully taxable equivalent basis

   (2) Certain prior period amounts have been reclassified for comparison purposes

   (3) Nonaccrual loans are included in loan balances

   (4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

   (5) Fair value of total securities at September 30, 1997 approximates
       $15,441

   (6) Net unrealized holding gains (losses) on securities available for sale, net of tax

                                                $13.6                                            $1.6                              .
                                       ==============                                  ==============

BANC ONE CORPORATION AND SUBSIDIARIES

MANAGED LOAN GROWTH ANALYSIS (1) (2)                                SEPTEMBER 30,  1997                          GROWTH(3)
                                            --------------------------------------------------------  ------------------------------
                                                   BALANCE SHEET
                                            --------------------------                      TOTAL
(millions) (unaudited)                       REPORTED    HELD FOR SALE    SECURITIZED     MANAGED     3Q97 VS. 2Q97    3Q97 VS. 3Q96
------------------------------------------------------------------------------------------------------------------------------------
               PERIOD END BALANCES
WHOLESALE
  Commercial loans and leases               $24,433.5                                   $24,433.5             -2.9%             8.0%
  Real estate - commercial                    5,779.6                                     5,779.6            -16.4%           -10.1%
  Real estate - construction                  4,110.2                                     4,110.2             14.2%            13.9%
                                            -----------------------------------------------------
      Total wholesale                        34,323.3                                    34,323.3             -3.3%             5.1%

CONSUMER
  Real estate - residential                   5,159.4           $466.0                    5,625.4             -9.3%            -7.6%
  Home equity                                 9,006.7                          $184.7     9,191.4             21.8%            19.7%
  Direct consumer                             3,051.6                           121.9     3,173.5             38.5%            24.6%
  Indirect consumer                           8,434.7                         1,220.2     9,654.9             -0.2%           -10.6%
  Auto Lease                                  6,397.2                                     6,397.2             24.7%            70.3%
  Student                                     1,745.7                           779.3     2,525.0            -37.7%            -6.3%
  Other consumer                                911.6                                       911.6            -15.8%             5.1%
  Consumer finance                            2,262.1                                     2,262.1             19.8%            78.0%
                                            -----------------------------------------------------
     Sub-total                               36,969.0            466.0        2,306.1    39,741.1              8.1%            11.3%
Credit cards                                 11,448.7                        27,467.2    38,915.9             30.3%            23.0%
                                            -----------------------------------------------------
     Total consumer                          48,417.7            466.0       29,773.3    78,657.0             18.8%            16.8%
                                            =====================================================
     Total loans and leases                 $82,741.0           $466.0      $29,773.3  $112,980.3             11.8%            13.0%
                                            =====================================================

                 AVERAGE BALANCES                                    THREE MONTHS ENDING SEPTEMBER 30, 1997
                                           -----------------------------------------------------------------------------------------
WHOLESALE
  Commercial loans and leases               $24,217.6                                   $24,217.6              3.1%             8.5%
  Real estate - commercial                    5,914.1                                     5,914.1            -11.7%            -7.3%
  Real estate - construction                  4,037.3                                     4,037.3              7.7%            18.0%
                                            -----------------------------------------------------
      Total wholesale                        34,169.0                                    34,169.0              1.0%             6.4%

CONSUMER
  Real estate - residential                   5,239.2           $419.8                    5,659.0             -5.0%            -7.5%
  Home equity                                 8,729.6                          $189.2     8,918.8             26.4%            19.8%
  Direct consumer                             3,018.0                           129.3     3,147.3             21.2%            22.0%
  Indirect consumer                           8,322.3                         1,310.5     9,632.8            -14.5%           -12.0%
  Auto Lease                                  6,235.1                                     6,235.1             40.0%            73.0%
  Student                                     1,984.5                           794.9     2,779.4            -11.8%             4.1%
  Other consumer                                925.4                                       925.4             -6.7%             8.5%
  Consumer finance                            2,276.6                                     2,276.6             65.3%            92.6%
                                            -----------------------------------------------------
     Sub-total                               36,730.7            419.8        2,423.9    39,574.4             11.0%            11.8%
Credit cards                                 14,281.7                        23,321.9    37,603.6             26.6%            22.4%
                                            -----------------------------------------------------
     Total consumer                          51,012.4            419.8       25,745.8    77,178.0             18.5%            16.7%
                                            =====================================================
     Total loans and leases                 $85,181.4           $419.8      $25,745.8  $111,347.0             12.9%            13.3%
                                            =====================================================

(1) Represents total of on-balance sheet loans, loans held for sale, and securitized loans.
(2) Prior periods restated to conform with current period presentation; e.g. acquisitions, dispositions, loan purchases/sales, and reclassifications.
(3) Annualized

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                                QUARTERLY RESULTS

MANAGED CREDIT CARD DETAIL (1)                                                 Three Months Ended
                                                  -------------------------------------------------------------------------------
                                                          Sep. 30,        Jun. 30,       Mar. 31,        Dec. 31,        Sep. 30,
(millions) (unaudited)                                        1997            1997           1997            1996            1996
---------------------------------------------------------------------------------------------------------------------------------
      BANC ONE CORPORATION
---------------------------------------------------------------------------------------------------------------------------------
PERIOD END LOANS                  - MANAGED              $38,915.9       $36,151.9      $34,783.8       $34,838.0       $32,590.7
                                  - securitized          (27,467.2)      (22,636.3)     (21,314.4)      (20,414.5)      (19,966.3)
                                                  -------------------------------------------------------------------------------
                                  - reported              11,448.7        13,515.6       13,469.4        14,423.5        12,624.4
                                                  -------------------------------------------------------------------------------
QUARTERLY AVERAGE LOANS           - MANAGED               37,603.6        35,123.2       34,882.7        33,370.5        31,687.8
                                  - securitized          (23,321.9)      (21,882.5)     (20,976.2)      (19,708.8)      (19,556.1)
                                                  -------------------------------------------------------------------------------
                                  - reported              14,281.7        13,240.7       13,906.5        13,661.7        12,131.7
---------------------------------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS - AMOUNT          - MANAGED                  548.1           544.2          485.1           470.8           418.3
                                  - securitized             (342.9)         (334.3)        (328.3)         (292.0)         (275.9)
                                                  -------------------------------------------------------------------------------
                                  - reported                 205.2           209.9          156.8           178.8           142.4
                - RATE            - MANAGED                  5.78%           6.22%          5.63%           5.61%           5.25%
                                  - securitized              5.83%           6.13%          6.35%           5.89%           5.61%
                                                  -------------------------------------------------------------------------------
                                  - reported                 5.70%           6.36%          4.57%           5.21%           4.67%
---------------------------------------------------------------------------------------------------------------------------------
DELINQUENCY RATE - 30+ DAYS       - MANAGED                  4.85%           4.76%          5.21%           5.22%           4.84%
                                  - securitized              4.62%           4.83%          5.22%           5.48%           5.16%
                                                  -------------------------------------------------------------------------------
                                  - reported                 5.41%           4.68%          5.20%           4.84%           4.33%
                                                  -------------------------------------------------------------------------------
                 - 90+ DAYS       - managed                  2.02%           2.11%          2.39%           2.23%           1.98%
                                  - securitized              1.92%           2.15%          2.40%           2.34%           2.09%
                                                  -------------------------------------------------------------------------------
                                  - reported                 2.27%           2.05%          2.35%           2.05%           1.85%
---------------------------------------------------------------------------------------------------------------------------------
CREDIT CARD CHARGE VOLUME         - MANAGED               11,738.8        10,168.9        9,385.1        11,390.0         9,730.7
NEW ACCOUNTS OPENED               - MANAGED                2,285.6         2,209.9        1,237.8         1,753.4         1,691.5
CREDIT CARDS ISSUED               - MANAGED               40,371.5        37,739.0       37,994.8        37,808.2        37,226.3
ACCOUNTS ON FILE                  - MANAGED               30,117.8        29,427.0       29,564.8        29,326.7        28,837.8
=================================================================================================================================


                                                                               Three Months Ended

                                                   -------------------------------------------------------------------------------
                                                          Sep. 30,        Jun. 30,       Mar. 31,        Dec. 31,        Sep. 30,
CONSOLIDATED BANC ONE CREDIT QUALITY                          1997            1997           1997            1996            1996
                                                   -------------------------------------------------------------------------------
Allowance for credit losses - period end                  $1,343.6        $1,362.2       $1,222.4        $1,197.7        $1,131.5
Nonperforming assets - period end:
Nonaccrual                                                  $427.0          $395.4         $371.9          $374.2          $415.2
Renegotiated                                                   0.9             1.0            2.3             8.2             1.2
Other real estate owned                                       57.1            53.7           59.6            53.0            61.8
                                                   -------------------------------------------------------------------------------
  Total nonperforming assets                                $485.0          $450.1         $433.8          $435.4          $478.2

Loans delinquent over 90 days                               $640.8          $494.2         $516.3          $483.9          $404.6

Gross charge-offs                                           $363.4          $365.1         $332.7          $323.7          $268.0
Recoveries                                                    74.0            71.3           85.4            64.0            58.5
                                                   -------------------------------------------------------------------------------
  Net charge-offs                                           $289.4          $293.8         $247.3          $259.7          $209.5

Allowance to ending loans and leases                         1.62%           1.62%          1.55%           1.51%           1.48%
Allowance to nonperforming loans and leases                 314.0%          343.6%         326.7%          313.2%          271.7%
Nonperforming assets to ending loans and leases (3)          0.58%           0.53%          0.53%           0.54%           0.62%
90 days delinquent to ending loans and leases (3)            0.77%           0.58%          0.63%           0.60%           0.53%
Net charge-offs to average loans and leases (2) (3)          1.34%           1.42%          1.24%           1.31%           1.10%

(1) Includes credit card loans held for sale
(2) Annualized
(3) Includes loans held for sale

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